Exhibit 99.1

TIAA Retirement Annuity Accounts

TIAA Real Estate Account

Real Estate				As of 12/31/2014

Portfolio Net Assets	Inception Date	Symbol	Estimated Annual Expenses[12]
$19.8 Billion	10/02/1995	QREARX	0.87%

Portfolio Strategies

This variable annuity account seeks favorable long-term returns primarily through rental income and appreciation of real estate and real estate-related investments owned by the Account. The Account will also invest in non-real estate-related publicly traded securities and short-term higher quality liquid investments that are easily converted to cash to enable the Account to meet participant redemption requests, purchase or improve properties or cover other expenses. The Account intends to have between 75% and 85% of its net assets invested directly in real estate or real estate-related assets with the goal of producing favorable long-term returns. The Account’s principal strategy is to purchase direct ownership interests in income-producing real estate, primarily office, industrial, retail and multi-family residential properties. The Account may also make foreign real estate investments. Under the Account’s investment guidelines, investments in direct foreign real estate, together with foreign real estate-related securities and foreign non-real estate-related liquid investments may not comprise more than 25% of the Account’s net assets. The Account will invest the remaining portion of its assets (targeted between 15% and 25% of net assets) in publicly traded, liquid investments.

Learn More

For more information please contact:

800 842-2252

Weekdays 8 a.m. to 10 p.m. ET,

Saturdays 9 a.m. to 6 p.m. ET,

or visit tiaa-cref.org

Performance

	Total Return		Average Annual Total Return
	3 Months	YTD	1 Year	3 Years	5 Years	10 Years	Since Inception
TIAA Real Estate Account	3.73%	12.22%	12.22%	10.64%	11.63%	4.77%	6.42%

The returns quoted represent past performance, which is no guarantee of future results. Returns and the principal value of your investment will fluctuate. Current performance may be higher or lower than that shown, and you may have a gain or a loss when you redeem your mutual fund shares. For current performance information, including performance to the most recent month-end, please visit tiaa-cref.org, or call 800 842-2252. Performance may reflect waivers or reimbursements of certain expenses. Absent these waivers or reimbursement arrangements, performance may be lower.

[1]	Expenses are estimated each year based on projected expense and asset levels. Differences between actual expenses and the estimate are adjusted quarterly and are reflected in current investment results. Historically, adjustments have been small.
[2]	The Account’s total annual expense deduction appears in the Account’s prospectus, and may be different than that shown herein due to rounding. Please refer to the prospectus for further details.

Hypothetical Growth of $10,000

The chart illustrates the performance of a hypothetical $10,000 investment on December 31, 2004 and redeemed on December 31, 2014.

— TIAA Real Estate Account	$15,937

The total returns are not adjusted to reflect sales charges, the effects of taxation or redemption fees, but are adjusted to reflect actual ongoing expenses, and assume reinvestment of dividends and capital gains, net of all recurring costs.

Properties by Type	(As of 12/31/2014)	Properties by Region	(As of 12/31/2014)
% of Real Estate Investments3 4		% of Real Estate Investments[3]
Office	44.9	East	39.7
Apartment	22.7	West	36.9
Retail	15.7	South	21.8
Industrial	13.5	Midwest	1.6
Other	3.2

[3]	Wholly-owned properties are represented at fair value and gross of any debt, while joint venture properties are represented at the net equity value.
[4]	Other properties represents interest in Storage Portfolio investment and a fee interest encumbered by a ground lease real estate investment.

Please refer to the next page for important disclosure information.

TIAA Retirement Annuity Accounts
TIAA Real Estate Account

Real Estate	As of 12/31/2014

Portfolio Composition	(As of 12/31/14)
Investments by Type	% of Net Assets
Real Estate Properties (Net Of Debt)	54.3%
Short Term Investments	19.3%
Real Estate Joint Venture And Limited Partnerships	17.0%
Marketable Securities Real Estate Related	9.2%
Other (Net Receivable/Liability)	0.2%

Top 10 Holdings[5]	(As of 12/31/14)
% of Total Investments[6]
1001 Pennsylvania Avenue	3.6%
50 Fremont Street	2.9%
The Florida Mall	2.4%
99 High Street	2.2%
Fourth and Madison	2.1%
DDR	2.0%
425 Park Avenue	1.9%
780 Third Avenue	1.8%
501 Boylston Street	1.8%
Colorado Center	1.7%

Market Recap

Economic and real estate market conditions finish 2014 on a strong note, momentum likely to continue

The Bureau of Labor Statistics reported that 866,000 new jobs were added during the fourth quarter of 2014, up from 717,000 previously. During the quarter, job gains were reported across most major industries, including government employment. For the year, job growth averaged 246,000 per month and the 2.95 million jobs added in 2014 represents the strongest job creation in fifteen years. The unemployment rate ended the year at 5.6%, the lowest rate since mid-2008.

Employment growth in financial and professional and business services continued to boost performance in the office market. During the fourth quarter of 2014, the financial sector added 35,000 jobs as compared to 41,000 previously while professional and business services growth gained momentum, adding 190,000 jobs compared to 165,000 previously. For the year, the two sectors contributed 121,000 and 732,000 new jobs, respectively. The national office market ended 2014 with vacancy of 13.9%, down from 14.1% in the third quarter and the lowest rate since 2008, according to data from CB Richard Ellis Economic Advisors (“CBRE-EA”). Improvements were widespread across the U.S.; vacancy rates declined in 48 of 63 markets tracked by CBRE-EA. Seven markets, including San Francisco and New York, have vacancy rates below 10%.

Strong economic conditions have helped boost the national industrial market, which is influenced by GDP growth, global trade, consumer spending and business investment. The fourth quarter 2014 national industrial availability rate fell to 10.3% as compared to 10.5% in the third quarter. The improvement marked the eighteenth consecutive quarter with falling availability. Across the nation, availability rates declined in 44 of the 61 markets tracked by CBRE-EA.

Apartment market conditions also strengthened further, despite oncoming supply. The national vacancy rate averaged 4.4% in the fourth quarter of 2014 as compared to 4.9% in fourth quarter 2013. (Seasonal apartment leasing patterns necessitate the use of year-to-year comparisons.) Apartment vacancy is approaching historic lows and rents in most markets have surpassed previous peaks. CBRE-EA cautions that increasing supply in many markets is likely to temper rent growth in 2015.

While consumer budgets have undoubtedly benefited from declining oil prices, retail sales excluding motor vehicles and parts increased just 0.1% from the third quarter. However, sales increased 3.0% compared with the fourth quarter of 2013 and retail markets have benefitted from the modest growth in retail sales throughout 2014. Availability rates in neighborhood and community centers continued to slowly improve, ticking down to 11.4% in the fourth quarter from 11.5% during third quarter.

Important Information

[5]	The top 10 holdings are subject to change and may not be representative of the account’s current or future investments. The holdings listed only include the account’s long-term investments. Money market instruments and/or futures contracts, if applicable, are excluded. The holdings do not include the account’s entire investment portfolio and should not be considered a recommendation to buy or sell a particular security.
[6]	Value as reported in the December 31, 2014 Consolidated Schedule of Investments. Investments owned 100% by the Account are reported based on fair value. Investments in joint ventures are reported at fair value and are presented at the Account’s ownership interest.

This property, 1001 Pennsylvania Avenue, is presented gross of debt. The value of the Account’s interest less the fair value of leverage is $472.5 million.
This property, 50 Fremont Street, is presented gross of debt. The value of the Account’s interest less the fair value of leverage is $437.6 million.
This property, The Florida Mall, is a 50% / 50% joint venture with Simon Property Group, L.P. and is presented net of debt. As of December 31, 2014 this debt had a fair value of $190.8 million.
This property, 99 High Street, is presented gross of debt. The value of the Account’s interest less the fair value of leverage is $292.2 million.
This property, Fourth and Madison, is presented gross of debt. The value of the Account’s interest less the fair value of leverage is $253.5 million.
This property is held in a 85% / 15% joint venture with Developers Diversified Realty Corporation (“DDR”), and consists of 26 retail properties located in 11 states and is presented net of debt. As of December 31, 2014 this debt had a fair value of $684.8 million.
This property, 780 Third Avenue, is presented gross of debt. The value of the Account’s interest less the fair value of leverage is $235.9 million.
This property, Colorado Center, is a 50% / 50% joint venture with EOP Operating L.P. and is presented net of debt. As of December 31, 2014, this debt had a fair value of $125.0 million.

Real estate investment portfolio turnover rate was 6.5% for the year ended 12/31/2014. Real estate investment portfolio turnover rate is calculated by dividing the lesser of purchases or sales of real estate property investments (including contributions to, or return of capital distributions received from, existing joint venture and limited partnership investments) by the average value of the portfolio of real estate investments held during the period.

Marketable securities portfolio turnover rate was 15.9% for the year ended 12/31/2014. Marketable securities portfolio turnover rate is calculated by dividing the lesser of purchases or sales of securities, excluding securities having maturity dates at acquisition of one year or less, by the average value of the portfolio securities held during the period.

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TIAA Retirement Annuity Accounts
TIAA Real Estate Account

Real Estate	As of 12/31/2014

Teachers Insurance and Annuity Association of America (TIAA), New York, NY, issues annuity contracts and certificates.

TIAA-CREF Individual & Institutional Services, LLC, Teachers Personal Investors Services, Inc., and Nuveen Securities, LLC, Members FINRA and SIPC, distribute securities products.

Investment, insurance and annuity products: are not FDIC insured, are not bank guaranteed, are not deposits, are not insured by any federal government agency, are not a condition to any banking service or activity and may lose value.

THIS MATERIAL MUST BE PRECEDED OR ACCOMPANIED BY A CURRENT PROSPECTUS FOR THE TIAA REAL ESTATE ACCOUNT. PLEASE CAREFULLY CONSIDER THE INVESTMENT OBJECTIVES, RISKS, CHARGES, AND EXPENSES BEFORE INVESTING AND CAREFULLY READ THE PROSPECTUS. ADDITIONAL COPIES OF THE PROSPECTUS CAN BE OBTAINED BY CALLING 877-518-9161.

A Note About Risks

In general, the value of the TIAA Real Estate Account will fluctuate based on the underlying value of the direct real estate or real estate-related securities in which it invests.

The risks associated with investing in the Real Estate Account include the risks associated with real estate ownership including among other things fluctuations in property values, higher expenses or lower income than expected, risks associated with borrowing and potential environmental problems and liability, as well as risks associated with participant flows and conflicts of interest. For a more complete discussion of these and other risks, please consult the prospectus.

©2015 Teachers Insurance and Annuity Association of America-College Retirement Equities Fund (TIAA-CREF), 730 Third Avenue, New York, NY 10017

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